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                                                                     EXHIBIT 4.9


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

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                  Pursuant to Sections 242, 245 and 303 of the
                General Corporation Law of the State of Delaware


      The undersigned, Stefano M. Miele, certifies that he is the Vice President and Secretary of __________________, a corporation organized and existing under the laws of the State of Delaware, and does hereby further certify as follows:

      1. The name of the corporation is _________________ (the "Corporation"). The name of the Corporation at the time of its incorporation was _____________. The Certificate of Incorporation of the Corporation, as subsequently amended, was filed in the office of the Secretary of State of the State of Delaware on November 29, 1990.

      2. On January 18, 2000, the Corporation filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Court"). On April 3, 2002, the Court issued an order (Docket No. 4475) (the "Order") confirming the Corporation's plan of reorganization and directing the Corporation to amend and restate its Certificate of Incorporation as set forth herein.

      3. Pursuant to the Order and to Section 303 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

      4. This Amended and Restated Certificate of Incorporation shall be effective at 12:36 p.m. Eastern Daylight Time on May 13, 2002 (the "Effective Time").

      The text of the Certificate of Incorporation of the Corporation, as heretofore amended, is further amended and restated in its entirety as follows:

      FIRST: The name of the Corporation is __________________ (hereinafter the "Corporation").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is __________________, ___________________, city of
_____________, county of ___________, zip code ______, and the name of the registered agent of the Corporation at such address is ______________________.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").
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      FOURTH: The aggregate number of shares of all classes of stock which the
Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, par value $.01 per share ("Common Stock"). Except as otherwise provided by law, the shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. The Corporation is prohibited from issuing non-voting equity securities.

      Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of preferred stock, if any, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

      FIFTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

      (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      (2) In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

      (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws. Election of directors need not be by written ballot unless the By-laws so provide.

      (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of the State of Delaware, this Amended and Restated Certificate of Incorporation and any By-laws adopted by the stockholders; provided, however, that no By-laws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

      SIXTH: The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director:

      (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders,

      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

      (iii) under Section 174 of Title 8 of the Delaware Code, or


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      (iv) for any transaction from which such director derived an improper personal benefit.

      SEVENTH:

      (1) Right to Indemnification and Advancement of Expenses.

      Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee, partner or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including reasonable attorneys' fees, judgments, fines, taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article SEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the reasonable expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

      (2) Right of Indemnitee to Bring Suit.

      If a claim under Section 1 of this Article SEVENTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be


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twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In:

      (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and

      (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section 2 of this Article SEVENTH or otherwise shall be on the Corporation.

      (3)   Non-Exclusivity of Rights.

      The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation or any statute, By-laws, contract or agreement, vote of stockholders or disinterested directors or otherwise.

      (4)   Insurance.

      The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


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      (5)   Indemnification of Agents of the Corporation.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article SEVENTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

      (6)   Continuation of Rights.

      Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      EIGHTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, from time to time to amend this Amended and Restated Certificate of Incorporation or any provisions thereof in any manner now or hereafter provided by law, and all right and powers at any time conferred upon the directors or stockholders of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment thereof are granted subject to such right of the Corporation.


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      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the duly authorized officer of _______________ on this ___ day of May, 2002.

                                    [CORPORATION NAME]

                                    By:
                                       ---------------------------------
                                          Stefano M. Miele
                                          Vice President and Secretary


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